Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Capital Series, Investment Trust II and Investment Trust of our reports dated December 10, 2020 and December 16, 2020 relating to the financial statements and financial highlights, of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Policy Regarding Disclosure of Portfolio Holdings" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 24, 2021

Appendix A
Fund Name	Opinion Date
John Hancock Classic Value Fund	10-Dec-20
John Hancock Financial Industries Fund	10-Dec-20
John Hancock Infrastructure Fund	10-Dec-20
John Hancock Regional Bank Fund	10-Dec-20
John Hancock Small Cap Core Fund	10-Dec-20
John Hancock U.S. Global Leaders Growth Fund	10-Dec-20
John Hancock Alternative Risk Premia Fund	16-Dec-20
John Hancock Balanced Fund	16-Dec-20
John Hancock Disciplined Value International Fund	16-Dec-20
John Hancock Diversified Macro Fund	16-Dec-20
John Hancock Emerging Markets Equity Fund	16-Dec-20
John Hancock ESG All Cap Core Fund	16-Dec-20
John Hancock ESG International Equity	16-Dec-20
John Hancock ESG Large Cap Core Fund	16-Dec-20
John Hancock Fundamental Large Cap Core Fund	16-Dec-20
John Hancock Global Thematic Opportunities Fund	16-Dec-20
John Hancock International Dynamic Growth Fund	16-Dec-20
John Hancock Seaport Long/Short Fund	16-Dec-20